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                                                                       EXHIBIT 5

[DYKEMA GOSSETT PLLC LOGO]                             2723 South State Street
                                                       Suite 400
                                                       Ann Arbor, Michigan 48104
                                                       WWW.DYKEMA.COM
                                                       Tel:  (734) 214-7660
                                                       Fax:  (734) 214-7696

December 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Aastrom Biosciences, Inc. Registration Statement on Form S-8 Registering Shares Issuable Under the 2004 Equity Incentive Plan

Dear Ladies and Gentlemen:

      As legal counsel for Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 10,127,526 shares of the Common Stock, no par value, of the Company which may be issued pursuant to options and other rights to acquire Common Stock granted under the Aastrom Biosciences, Inc. 2004 Equity Incentive Plan (the "Plan").

      We have examined all instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      Based on such examination, we are of the opinion that the 10,127,526 shares of Common Stock that may be issued under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefore and in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above the use of our name wherever it appears in said Registration Statement.


Respectfully submitted,

DYKEMA GOSSETT PLLC

/s/ DYKEMA GOSSETT PLLC